DHI Group Reports Fourth Quarter and Full Year Financial Results

CENTENNIAL, Colorado, February 4, 2026 - Today, DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) announced its financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights Compared to the Fourth Quarter 2024(1)

▪Total revenue was $31.4 million, down 10%.
•ClearanceJobs revenue was $13.9 million, up 1%.
•Dice revenue was $17.4 million, down 17%.
▪Total bookings were $31.2 million, down 5%.
•ClearanceJobs bookings were $14.6 million, up 3%.
•Dice bookings were $16.6 million, down 11%.
▪Net income was $1.4 million, or $0.03 per diluted share, a net income margin of 4%, compared to net income of $1.0 million, or $0.02 per diluted share, a net income margin of 3%.
▪Non-GAAP earnings per share was $0.09 per diluted share, compared to $0.07 per diluted share.
▪Adjusted EBITDA increased 2% to $9.4 million, an Adjusted EBITDA Margin of 30% compared to $9.2 million, and a margin of 26%.
•ClearanceJobs Adjusted EBITDA was $6.0 million with a 43% Adjusted EBITDA Margin, compared to $6.4 million, and a margin of 47%.
•Dice Adjusted EBITDA was $5.2 million with a 30% Adjusted EBITDA Margin, compared to $4.3 million, and a margin of 20%.
▪Cash flow from operations was $7.2 million, compared to $4.4 million while fixed asset purchases declined $1.3 million, or 45%, to generate free cash flow of $5.7 million, compared to $1.6 million.
▪Cash was $2.9 million at quarter end compared to $3.7 million.
▪Total debt at the end of the quarter was $30.0 million on our $100 million revolver, down from $32.0 million.
▪Repurchased 2.9 million shares for $5.2 million in the fourth quarter under its stock repurchase program and from the vesting of share-based awards.
▪In January 2026 completed the $5 million repurchase program authorized in November 2025 and launched a new $10 million program approved by the board, effective this month through February 2027.

Full Year 2025 Financial Highlights Compared to Full Year 2024(1)

▪Total revenue was $127.8 million, down 10%.
•ClearanceJobs revenue was $54.9 million, up 1%.

•Dice revenue was $72.9 million, down 17%.
▪Total bookings were $125.8 million, down 10%.
•ClearanceJobs bookings were $55.0 million, down 1%.
•Dice bookings were $70.9 million, down 17%.
▪Net loss was $13.5 million, or $0.30 per diluted share, a net loss margin of 11%, compared to net income of $0.3 million, or $0.01 per diluted share, a net income margin of 0%. Net loss for the year was mainly the result of $26.2 million in restructuring and impairment charges.
▪Non-GAAP earnings per share was $0.29 per diluted share, compared to $0.24 per diluted share.
▪Adjusted EBITDA was $35.1 million, an Adjusted EBITDA Margin of 27% compared to $35.3 million, and a margin of 25%.
•ClearanceJobs Adjusted EBITDA was $23.7 million with a 43% Adjusted EBITDA Margin, compared to $24.2 million, and a margin of 45%.
•Dice Adjusted EBITDA was $19.0 million with a 26% Adjusted EBITDA Margin, compared to $18.1 million, and a margin of 21%.
▪Cash flow from operations was $21.1 million, compared to $21.0 million while capitalized development costs declined $5.7 million, or 45%, to generate free cash flow of $13.8 million, up 94% compared to $7.1 million.
▪Repurchased 5.5 million shares for $11.4 million under its stock repurchase program and from the vesting of share-based awards.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Earnings Per Share, and Free Cash Flow, later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

"This quarter's results demonstrate the strength of our subscription-based model and the durable value of our ClearanceJobs and Dice platforms. ClearanceJobs achieved a key inflection point, returning to year-over-year bookings growth, supported by the early stages of defense hiring tailwinds and strong execution. AgileATS is performing ahead of expectations and expands the strategic scope of the ClearanceJobs platform as part of our growth strategy. While Dice continues to face a challenging commercial tech hiring environment, our ongoing platform modernization and AI-driven differentiation position us well for recovery. Supported by strong margins and resilient recurring revenue, we remain focused on delivering long-term profitable growth and creating shareholder value through free cash flow generation."

Greg Schippers, CFO of DHI Group, commented:

"During the quarter, ClearanceJobs returned to bookings growth, and we believe the expected record defense budget will be a meaningful catalyst for continued momentum in 2026. More broadly, we expect organizations across industries will increase investment in technology initiatives, creating attractive growth opportunities for both ClearanceJobs and Dice. We remain focused on enhancing our industry-leading solutions, sharpening our go-to-market execution, and operating with discipline and efficiency to drive margin performance and free cash flow. Reflecting confidence in the business and our commitment to delivering shareholder value, our Board approved a new $10 million share repurchase program, which will commence this month and run through February 2027."

Fiscal 2026 Financial Guidance

	ClearanceJobs		Dice		DHI
	Q1 2026	FY 2026	Q1 2026	FY 2026	Q1 2026	FY 2026
Revenues	$13M-$14M	$56M-$58M	$15M-$16M	$62M-$64M	$28M-$30M	$118M-$122M

We are targeting 2026 fiscal year Adjusted EBITDA margin for DHI of 25% with ClearanceJobs at 40% and Dice at 22%.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Greg Schippers, Chief Financial Officer, will host a conference call today, February 4, 2026, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and will be available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, ClearanceJobs and Dice, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, and intentions, growth potential, and statements regarding our financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” "target" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, a write-off of all or a part of our goodwill and intangible assets, backlog not accurately representing future revenue, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business and the development of new products and services, macroeconomic conditions, including government shutdowns, the impact of initiatives to restructuring or streamlining government agencies, such as DOGE, the risk that AI models will reduce demand for technology professionals in the workforce, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, inability to successfully integrate future acquisitions or identify and consummate future acquisitions, misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or failure to enforce our ownership of intellectual property, failure to attract and retain users who create and post original content on our web properties, taxation risks in various jurisdictions and the potential for unfavorable decisions related to tax assessments, taxation risks impacting our liability or past sales, and ability to make future sales, downturns in our customers' businesses, our indebtedness and our ability to borrow funds under our revolving credit facility or refinance our indebtedness, restrictions on our current and future operations under such indebtedness, development and use of artificial intelligence, failure to timely and efficiently scale, adapt and maintain our technology and infrastructure, capacity constraints, system failures or breaches of network security, usefulness of our candidate profiles to our customers, decreases in our user engagement, changes in search engines’ methodologies, failure to halt operations of third-party websites aggregating our data, reliance on third-party hosting facilities, our compliance with laws and regulations, U.S. and foreign government regulation of the Internet and taxation, failure to attract or retain key executives and personnel, our ability to navigate the cyclicality or downturns of the U.S. and worldwide economies, litigation related to infringement or other claims regarding our services or content, our ability to defend ownership of our intellectual property, global climate change, compliance with the continued listing standards of the New York Stock Exchange, volatility in our stock price, differences between estimates of financial projections and future results, failure to maintain controls over financial reporting, results of operations fluctuating on a quarterly and annual basis, our Section 382 Rights Plan may have an anti-takeover effect, and anti-takeover provisions in our governing documents may make changes to management difficult, and disruption resulting from unsolicited offers to purchase the company. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Non-GAAP Earnings Per Share

Non-GAAP Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Non-GAAP Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash stock-based compensation, impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, and discrete tax items.

Non-GAAP Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Free Cash Flow

We define free cash flow as net cash provided by operating activities minus fixed asset purchases. We believe free cash flow is an important non-GAAP measure for investors as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. Management uses free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for fixed asset purchases during the period.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment and goodwill, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended December 31,		For the twelve months ended December 31,
	2025	2024	2025	2024

Revenues	$31,375	$34,785	$127,826	$141,926

Operating expenses:
Cost of revenues	4,543	5,087	19,612	20,232
Product development	2,985	4,580	12,842	18,883
Sales and marketing	9,069	11,080	39,820	47,382
General and administrative	6,395	7,924	27,083	30,021
Depreciation	3,137	4,388	14,244	17,972
Amortization	207	—	333	—
Restructuring	—	—	6,486	1,111
Impairment of intangible assets	—	—	9,600	—
Impairment of goodwill	—	—	7,800	—
Impairment of right-of-use asset	1,379	—	1,379	—
Total operating expenses	27,715	33,059	139,199	135,601
Operating income (loss)	3,660	1,726	(11,373)	6,325
Income from equity method investment	5	(100)	92	225
Impairment of investments	(948)	—	(948)	(400)
Interest expense and other	(566)	(654)	(2,459)	(3,200)
Income (loss) before income taxes	2,151	972	(14,688)	2,950
Income tax expense (benefit)	800	(50)	(1,178)	2,697
Net income (loss)	$1,351	$1,022	$(13,510)	$253

Basic earnings (loss) per share	$0.03	$0.02	$(0.30)	$0.01
Diluted earnings (loss) per share	$0.03	$0.02	$(0.30)	$0.01

Weighted-average basic shares outstanding	43,440	44,939	44,775	44,648
Weighted-average diluted shares outstanding	44,626	45,902	44,775	45,090

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from (used in) operating activities:
Net income (loss)	$1,351	$1,022	$(13,510)	$253
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	3,137	4,388	14,244	17,972
Amortization	207	—	333	—
Deferred income taxes	(66)	(495)	(1,253)	(845)
Amortization of deferred financing costs	36	36	145	145
Stock-based compensation	974	1,945	4,885	8,063
Loss (income) from equity method investment	(5)	100	(92)	(225)
Impairment of investments	948	—	948	400
Impairment of intangible assets	—	—	9,600	—
Impairment of goodwill	—	—	7,800	—
Impairment of right-of-use asset	1,379	—	1,379	—
Change in accrual for unrecognized tax benefits	(182)	(146)	(491)	28
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(1,861)	(2,467)	4,157	105
Prepaid expenses and other assets	296	493	1,022	982
Capitalized contract costs	385	(387)	983	(1,101)
Accounts payable and accrued expenses	185	1,395	(2,863)	(413)
Income taxes receivable/payable	1,789	79	90	(17)
Deferred revenue	(1,041)	(1,457)	(5,516)	(4,515)
Other, net	(307)	(137)	(759)	213
Net cash flows from operating activities	7,225	4,369	21,102	21,045
Cash flows used in investing activities:
Payment for acquisition	—	—	(1,400)	—
Purchases of fixed assets	(1,531)	(2,786)	(7,309)	(13,932)
Net cash flows used in investing activities	(1,531)	(2,786)	(8,709)	(13,932)
Cash flows from (used in) financing activities:
Payments on long-term debt	—	(4,000)	(8,000)	(23,000)
Proceeds from long-term debt	—	4,000	6,000	17,000
Payments under stock repurchase plan	(5,138)	—	(9,655)	—
Purchase of treasury stock related to vested restricted and performance stock units	(1)	(66)	(1,670)	(1,874)
Proceeds from issuance of common stock through ESPP	57	112	138	257
Net cash flows from (used in) financing activities	(5,082)	46	(13,187)	(7,617)
Net change in cash for the period	612	1,629	(794)	(504)
Cash, beginning of period	2,296	2,073	3,702	4,206
Cash, end of period	$2,908	$3,702	$2,908	$3,702

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2025	December 31, 2024
Current assets
Cash	$2,908	$3,702
Accounts receivable, net	17,963	22,120
Income taxes receivable	148	238
Prepaid and other current assets	3,461	3,593
Total current assets	24,480	29,653
Fixed assets, net	13,288	20,390
Capitalized contract costs	6,482	7,465
Operating lease right-of-use assets	4,366	6,518
Investments	965	1,827
Acquired intangible assets	15,467	23,800
Goodwill	120,612	128,100
Other assets	2,583	3,618
Total assets	$188,243	$221,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,636	$16,154
Deferred revenue	39,653	44,934
Operating lease liabilities	1,788	1,625
Total current liabilities	55,077	62,713
Deferred revenue	286	522
Operating lease liabilities	7,390	8,995
Long-term debt	30,000	32,000
Deferred income taxes	116	1,369
Accrual for unrecognized tax benefits	569	1,060
Other long-term liabilities	298	387
Total liabilities	93,736	107,046
Total stockholders’ equity	94,507	114,325
Total liabilities and stockholders’ equity	$188,243	$221,371

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2025 and 2024 and balance sheets as of December 31, 2025 and 2024 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q4 2025	Q4 2024	$ Change	% Change
ClearanceJobs	$13,949	$13,768	$181	1%
Dice	17,426	21,017	(3,591)	(17)%
Total Revenue	$31,375	$34,785	$(3,410)	(10)%

Net income[1]	$1,351	$1,022	$329	32%
Net income margin[2]	4%	3%	n.m.	n.m.
Diluted earnings per share[1]	$0.03	$0.02	$0.01	—%
Non-GAAP earnings per share[4]	$0.09	$0.07	$0.02	29%
Adjusted EBITDA[4]	$9,355	$9,153	$202	2%
Adjusted EBITDA margin2 4	30%	26%	n.m.	n.m.

	Revenue
	FY 2025	FY 2024	$ Change	% Change
ClearanceJobs	$54,889	$54,143	$746	1%
Dice	72,937	87,783	(14,846)	(17)%
Total Revenue	$127,826	$141,926	$(14,100)	(10)%

Net income (loss)[3]	$(13,510)	$253	$(13,763)	n.m.
Net income (loss) margin[2]	(11)%	—%	n.m.	n.m.
Diluted earnings (loss) per share[3]	$(0.30)	$0.01	$(0.31)	n.m.
Non-GAAP earnings per share[4]	$0.29	$0.24	$0.05	21%
Adjusted EBITDA[4]	$35,103	$35,313	$(210)	(1)%
Adjusted EBITDA margin2 4	27%	25%	n.m.	n.m.

(1) For the three months ended December 31, 2025, net income and diluted earnings per share includes the net negative impact of non-cash stock-based compensation, impairments, and severance, professional fees, and related costs of $3.3 million ($2.7 million net of tax) and discrete tax items of $(0.1) million, resulting in a net negative impact of $2.6 million, or $0.06 per diluted share. For the three months ended December 31, 2024, net income and diluted earnings per share includes the net negative impact of non-cash stock-based compensation, loss on investment, and severance, professional fees, and related costs of $3.1 million ($2.4 million net of tax) and discrete tax items of $(0.1) million, resulting in a net negative impact of $2.3 million, or $0.05 per diluted share.
(2) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(3) For the year ended December 31, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, restructuring, impairments, and severance, professional fees, and related costs of $32.8 million ($26.7 million net of tax) and discrete tax items of $0.1 million, resulting in a net negative impact of $26.8 million, or $0.59 per diluted share. For the year ended December 31, 2024, net income and diluted earnings per share includes the net negative impact of non-cash stock-based compensation, restructuring, impairments, gain on investment, and severance, professional fees, and related costs of $11.2 million ($8.5 million net of tax) and discrete tax items of $2.3 million, resulting in a net negative impact of $10.8 million, or $0.23 per diluted share.
(4) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q4 2025	Q4 2024	$ Change	% Change
ClearanceJobs	$14,622	$14,197	$425	3%
Dice	16,584	18,717	(2,133)	(11)%
Total Bookings	$31,206	$32,914	$(1,708)	(5)%

	FY 2025	FY 2024	$ Change	% Change
ClearanceJobs	54,975	$55,510	$(535)	(1)%
Dice	70,860	85,049	(14,189)	(17)%
Total Bookings	$125,835	$140,559	$(14,724)	(10)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q4 2025	Q4 2024	$ Change	% Change
ClearanceJobs	$27,246	$25,148	$2,098	8%
Dice	$15,635	$16,380	$(745)	(5)%

	FY 2025	FY 2024	$ Change	% Change
ClearanceJobs	$26,420	$24,308	$2,112	9%
Dice	$15,795	$16,251	$(456)	(3)%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue(1):	Q4 2025	Q4 2024	FY 2025	FY 2024
ClearanceJobs	90%	93%	89%	95%
Dice	78%	77%	72%	78%

Renewal Rate on Count(2):
ClearanceJobs	72%	76%	76%	77%
Dice	69%	69%	68%	71%

(1) Represents the annual contract value renewed for all recruitment package contracts up for renewal in the period.
(2) Represents the total number of recruitment package contracts that renewed relative to the total number of recruitment package contracts up for renewal in the period.

	Retention Rates[1]
	Q4 2025	Q4 2024	FY 2025	FY 2024
ClearanceJobs	109%	111%	106%	111%
Dice	94%	97%	94%	98%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the annual contract value renewed, relative to the previous annual contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	December 31, 2025	December 31, 2024	Change	% Change
ClearanceJobs	1,775	1,949	(174)	(9)%
Dice	4,132	4,711	(579)	(12)%

	Deferred Revenue and Backlog[1]
	December 31, 2025	December 31, 2024	$ Change	% Change
Deferred Revenue	$39,939	$45,456	$(5,517)	(12)%
Contractual commitments not invoiced	59,632	59,294	338	1%
Backlog	$99,571	$104,750	$(5,179)	(5)%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Non-GAAP Earnings Per Share
	Q4 2025	Q4 2024	FY 2025	FY 2024
Reconciliation of Diluted Earnings (Loss) Per Share to Non-GAAP Earnings per Share:
Diluted earnings (loss) per share	$0.03	$0.02	$(0.30)	$0.01
Non-cash stock-based compensation(1)	0.02	0.04	0.11	0.18
Non-cash stock-based compensation, tax impact(2)	(0.01)	(0.01)	(0.03)	(0.04)
Impairments(1)	0.05	—	0.43	0.01
Impairments, tax impact(2)	(0.01)	—	(0.06)	—
Severance, professional fees and related costs(1)	—	0.02	0.04	0.04
Severance, professional fees and related costs, tax impact(2)	—	(0.01)	(0.01)	(0.01)
Restructuring(1)	—	—	0.14	0.02
Restructuring, tax impact(2)	—	—	(0.04)	(0.01)
Discrete tax items(3)	—	—	—	0.05
Other(4)	0.01	0.01	0.01	(0.01)
Non-GAAP earnings per share	$0.09	$0.07	$0.29	$0.24

Weighted average shares outstanding used in computing diluted earnings (loss) per share	44,626	45,902	44,775	45,090
Weighted average shares outstanding used in computing non-GAAP earnings per share	44,626	45,902	45,496	45,090

(1) Non-GAAP adjustment is presented on a gross basis, which excludes the impact of income taxes.
(2) The Company utilized a federal rate plus a net state rate that excluded the impact of share-based compensation awards and other discrete items to calculate its non-GAAP blended statutory income tax rate of 25% for all periods presented. The non-GAAP rate has been applied to compute the tax impact of non-GAAP adjustments.
(3) Discrete tax items resulted from the tax impacts of share-based compensation awards and state taxes related to research and development expenditures during the year ended December 31, 2024.
(4) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive, and for the impacts of rounding.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Free Cash Flow[1]
	Q4 2025	Q4 2024	$ Change	% Change
Reconciliation of Cash provided by operating activities to Free Cash Flow:
Cash provided by operating activities	$7,225	$4,369	$2,856	65%
Less:
Capitalized development costs[2]	1,447	2,735	(1,288)	(47)%
Other fixed asset purchases	84	51	33	65%
Total fixed asset purchases	1,531	2,786	(1,255)	(45)%
Free Cash Flow	$5,694	$1,583	$4,111	260%

	FY 2025	FY 2024	$ Change	% Change
Cash provided by operating activities	$21,102	$21,045	$57	—%
Less:
Capitalized development costs[2]	6,822	12,486	(5,664)	(45)%
Other fixed asset purchases	487	1,446	(959)	(66)%
Total fixed asset purchases	7,309	13,932	(6,623)	(48)%
Free Cash Flow	$13,793	$7,113	$6,680	94%

(1) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(2) Capitalized development costs consists of capitalized software costs and website development costs.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q4 2025	Q4 2024	FY 2025	FY 2024
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$1,351	$1,022	$(13,510)	$253
Interest expense	566	654	2,459	3,200
Income tax expense (benefit)	800	(50)	(1,178)	2,697
Depreciation	3,137	4,388	14,244	17,972
Amortization	207	—	333	—
Non-cash stock based compensation	974	1,945	4,857	8,063
Loss (income) from equity method investment	(5)	100	(92)	(225)
Impairment of intangible assets	—	—	9,600	—
Impairment of goodwill	—	—	7,800	—
Impairment of right-of-use asset	1,379	—	1,379	—
Impairment of investments	948	—	948	400
Severance, professional fees and related costs	(2)	1,094	1,777	1,842
Restructuring	—	—	6,486	1,111
Adjusted EBITDA	$9,355	$9,153	$35,103	$35,313

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA:
Net cash flows from operating activities	$7,225	$4,369	$21,102	$21,045
Interest expense	566	654	2,459	3,200
Amortization of deferred financing costs	(36)	(36)	(145)	(145)
Income tax expense (benefit)	800	(50)	(1,178)	2,697
Deferred income taxes	66	495	1,253	845
Change in accrual for unrecognized tax benefits	182	146	491	(28)
Change in accounts receivable	1,861	2,467	(4,157)	(105)
Change in deferred revenue	1,041	1,457	5,516	4,515
Severance, professional fees and related costs	(2)	1,094	1,777	1,842
Restructuring	—	—	6,486	1,111
Changes in working capital and other	(2,348)	(1,443)	1,499	336
Adjusted EBITDA	$9,355	$9,153	$35,103	$35,313

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the three months ended December 31, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,446	$1,659	$(3,954)	$2,151
Interest expense	—	—	566	566
Depreciation	701	2,436	—	3,137
Amortization	207	—	—	207
Non-cash stock based compensation	109	260	605	974
Income from equity method investment	—	—	(5)	(5)
Impairment of right-of-use asset	552	827	—	1,379
Impairment of investment	—	—	948	948
Severance, professional fees and related costs	7	1	(10)	(2)
Adjusted EBITDA	$6,022	$5,183	$(1,850)	$9,355

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,949	$17,426	$—	$31,375

Income (loss) before income taxes	$4,446	$1,659	$(3,954)	$2,151
Income (loss) before income taxes margin(1)	32%	10%	n.m.	7%

Adjusted EBITDA	$6,022	$5,183	$(1,850)	$9,355
Adjusted EBITDA margin(1)	43%	30%	n.m.	30%

	For the three months ended December 31, 2024
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$5,409	$(122)	$(4,315)	$972
Interest expense	—	—	654	654
Depreciation	642	3,746	—	4,388
Non-cash stock based compensation	362	671	912	1,945
Loss from equity method investment	—	—	100	100
Severance, professional fees and related costs	(2)	—	1,096	1,094
Adjusted EBITDA	$6,411	$4,295	$(1,553)	$9,153

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,768	$21,017	$—	$34,785

Income (loss) before income taxes	$5,409	$(122)	$(4,315)	$972
Income (loss) before income taxes margin(1)	39%	(1)%	n.m.	3%

Adjusted EBITDA	$6,411	$4,295	$(1,553)	$9,153
Adjusted EBITDA margin(1)	47%	20%	n.m.	26%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the year ended December 31, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$18,541	$(15,967)	$(17,262)	$(14,688)
Interest expense	—	—	2,459	2,459
Depreciation	2,946	11,298	—	14,244
Amortization	333	—	—	333
Non-cash stock based compensation	691	1,550	2,616	4,857
Income from equity method investment	—	—	(92)	(92)
Impairment of intangible assets	—	9,600	—	9,600
Impairment of goodwill	—	7,800	—	7,800
Impairment of right-of-use asset	552	827	—	1,379
Impairment of investment	—	—	948	948
Severance, professional fees and related costs	311	49	1,417	1,777
Restructuring	372	3,844	2,270	6,486
Adjusted EBITDA	$23,746	$19,001	$(7,644)	$35,103

Reconciliation of Adjusted EBITDA Margin:
Revenue	$54,889	$72,937	$—	$127,826

Income (loss) before income taxes	$18,541	$(15,967)	$(17,262)	$(14,688)
Income (loss) before income taxes margin(1)	34%	(22)%	n.m.	(11)%

Adjusted EBITDA	$23,746	$19,001	$(7,644)	$35,103
Adjusted EBITDA margin(1)	43%	26%	n.m.	27%

	For the year ended December 31, 2024
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$20,055	$21	$(17,126)	$2,950
Interest expense	—	—	3,200	3,200
Depreciation	2,631	15,341	—	17,972
Non-cash stock based compensation	1,497	2,778	3,788	8,063
Income from equity method investment	—	—	(225)	(225)
Impairment of investment	—	—	400	400
Severance, professional fees and related costs	(18)	(34)	1,894	1,842
Restructuring	—	—	1,111	1,111
Adjusted EBITDA	$24,165	$18,106	$(6,958)	$35,313

Reconciliation of Adjusted EBITDA Margin:
Revenue	$54,143	$87,783	$—	$141,926

Income (loss) before income taxes	$20,055	$21	$(17,126)	$2,950
Income (loss) before income taxes margin(1)	37%	—%	n.m.	2%

Adjusted EBITDA	$24,165	$18,106	$(6,958)	$35,313
Adjusted EBITDA margin(1)	45%	21%	n.m.	25%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)
A reconciliation of Adjusted EBITDA Margin for the three months and year ended December 31, 2025 and 2024 follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$31,375	$34,785	$127,826	$141,926

Net income (loss)	$1,351	$1,022	$(13,510)	$253
Net income (loss) margin(1)	4%	3%	(11)%	—%

Adjusted EBITDA	$9,355	$9,153	$35,103	$35,313
Adjusted EBITDA Margin(1)	30%	26%	27%	25%
(1) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance, professional fees and related costs, and restructuring charges. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure without unreasonable efforts.